                                                                    EXHIBIT 10.6


                               NORIAN CORPORATION

                             1025 Terra Bella Avenue

                         Mountain View, California 94043



                   -------------------------------------------

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                 August 9, 1990

                   -------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
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
SECTION 1 - Authorization and Sale of Preferred Stock ..................   1

 1.1      Authorization ................................................   1
 1.2      Sale of Series C Preferred ...................................   1

SECTION 2 - Closing Dates; Delivery ....................................   1

 2.1      Location of Closing ..........................................   1
 2.2      First Closing ................................................   1
 2.3      Second Closing ...............................................   1
 2.4      Delivery .....................................................   2

SECTION 3 - Representations and Warranties of the Company ..............   2

 3.1      Organization and Standing; Articles and By-Laws ..............   2
 3.2      Corporate Power ..............................................   3
 3.3      Subsidiaries .................................................   3
 3.4      Capitalization ...............................................   3
 3.5      Authorization ................................................   4
 3.6      Material Contracts and Commitments ...........................   4
 3.7      Title to Properties and Assets; Liens, etc ...................   4
 3.8      Compliance With Other Instruments, None
          Burdensome, etc ..............................................   5
 3.9      Litigation, etc ..............................................   5
 3.10     Employees ....................................................   5
 3.11     Registration Rights ..........................................   6
 3.12     Governmental Consent, etc ....................................   6
 3.13     Offering .....................................................   6
 3.14     Brokers or Finders; Other Offers .............................   6
 3.15     Patents, Trademarks, Licenses ................................   6
 3.16     Financial Statements .........................................   7
 3.17     Agreements with Principals ...................................   7
 3.18     Minute Books .................................................   7
 3.19     Disclosure ...................................................   8

SECTION 4 - Representations and Warranties of the Purchaser ............   8

 4.1      Accredited Investor ..........................................   8
 4.2      Investment ...................................................   8
 4.3      Rule 144 .....................................................   8
 4.4      No Public Market .............................................   9
 4.5      Access to Data ...............................................   9
 4.6      Authorization ................................................   9
 4.7      Brokers or Finders ...........................................   9

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                                TABLE OF CONTENTS
                                   (continued)

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SECTION 5 - Conditions to Closing of Purchaser .........................   9

 5.1      First Closing ................................................   9
 5.2      Second Closing ...............................................  11

SECTION 6 - Conditions to Closing of Company ...........................  11

 6.1      First Closing ................................................  11
 6.2      Second Closing ...............................................  12

SECTION 7 - Affirmative Covenants of the Company .......................  13

 7.1      Financial Information ........................................  13
 7.2      Termination of Covenants .....................................  14
 7.3      Transfer of Information Rights ...............................  14
 7.4      Proprietary Information Agreements ...........................  14
 7.5      Key Man Insurance ............................................  14
 7.6      Board of Directors ...........................................  14

SECTION 8 - Restrictions on Transferability of Securities;
            Compliance With Securities Act; Registration
            Rights .....................................................  15

 8.1      Restrictions on Transferability ..............................  15
 8.2      Certain Definitions ..........................................  15
 8.3      Restrictive Legend ...........................................  16
 8.4      Notice of Proposed Transfers .................................  17
 8.5      Requested Registration .......................................  18
 8.6      Company Registration .........................................  21
 8.7      Registration on Form S-3 .....................................  22
 8.8      Expenses of Registration .....................................  23
 8.9      Registration Procedures ......................................  24
 8.10     Indemnification ..............................................  24
 8.11     Information by Holder ........................................  27
 8.12     Rule 144 Reporting ...........................................  27
 8.13     Transfer of Registration Rights ..............................  27
 8.14     Lockup Agreement .............................................  28

SECTION 9 - Right of First Refusal .....................................  28

 9.1      Right of First Refusal .......................................  28

SECTION 10 - Right of First Negotiation ................................  30

 10.1     Right of First Negotiation ...................................  30
 10.2     Termination of Rights ........................................  31

SECTION 11 - Miscellaneous .............................................  31

 11.1     Governing Law ................................................  31


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                                TABLE OF CONTENTS
                                   (continued)


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
 11.2     Survival .....................................................   31
 11.3     Successors and Assigns .......................................   31
 11.4     Entire Agreement; Amendment ..................................   31
 11.5     Notices, etc .................................................   32
 11.6     Delays or Omissions ..........................................   32
 11.7     California Corporate Securities Law ..........................   33
 11.8     Expenses .....................................................   33
 11.9     Counterparts .................................................   33
 11.10    Severability .................................................   33
 11.11    Titles and Subtitles .........................................   33

EXHIBITS

 A.       Form of Amended and Restated Articles of Incorporation

 B.       Exceptions to Representations and Warranties

 C.       Form of Proprietary Information Agreement

 D.       Form of Compliance Certificate

 E.       Form of Opinion of Counsel

 F.       Form of Modification Agreement

 G.       Development Agreement

 H.       License Agreement

 I.       Standstill Agreement

                               NORIAN CORPORATION

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         This Agreement is made as of August 9, 1990 among Norian Corporation, a California corporation (the "Company"), and Pfizer Hospital Products Group, Inc. (the "Purchaser").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 2,750,000 shares (the "Shares") of its Series C Preferred Stock ("Series C Preferred"), having the rights, privileges and preferences as set forth in the Company's Second Amended and Restated Articles of Incorporation (the "Restated Articles") in the form attached to this Agreement as Exhibit A.

         1.2 SALE OF SERIES C PREFERRED. Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser and the Purchaser will buy from the Company the total number of shares of Series C Preferred specified in Sections 2.2 and 2.3 below, at a price per share as specified in Sections 2.2 and 2.3 below.

                                    SECTION 2

                             CLOSING DATES; DELIVERY

         2.1 LOCATION OF CLOSING. The closing of the purchase and sale of the Series C Preferred hereunder shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo Alto, California.

         2.2 FIRST CLOSING. The First Closing shall occur at 11:00 a.m., local time, on August 9, 1990 (the "First Closing") or as such other time and place upon which the Company and the Purchaser shall agree (the "First Closing Date"). At the First Closing, the Purchaser shall purchase 1,333,333 shares of Series C Preferred, at a price of $.75 per share.

         2.3 SECOND CLOSING. The Second Closing may occur at such time as Purchaser and the Company may agree (the "Second Closing Date"), provided however, that Purchaser and Company agree as set forth below. Purchaser may elect at any time to purchase additional shares of Preferred with an aggregate purchase price of $1,000,000 within two years after the First Closing. The purchase price of such shares shall be $1.125 per share. Such additional shares of Preferred shall have the same rights, preferences and privileges as the Series C Preferred and shall be on a parity with respect to such series; provided, however, that the dividend, liquidation and conversion price provisions shall be adjusted to reflect the per share purchase price of such additional shares of Preferred. In the event that the Purchaser does not elect to purchase the additional shares of Preferred within one year after the First Closing as provided above, the Company shall have the right commencing the day following the first anniversary date of the First Closing to require the Purchaser to purchase an additional 1,333,333 shares of Series C Preferred at a price of $.75 per share, and the Purchaser shall be required, and hereby agrees, to purchase such additional shares of Series C Preferred. The Purchaser's rights and obligations as set forth herein shall not terminate in the event of termination of either the License Agreement or the Development Agreement (as defined below). The Company's right to require the Purchaser to purchase the additional shares of Series C Preferred shall expire in the event the Company does not provide the Purchaser with notice of its election to require the purchase of the additional shares of Preferred within six (6) months after the first anniversary date of the First Closing. The Purchaser agrees to use its best efforts to consummate the sale of the additional shares of Series C Preferred pursuant to this Section 2.3 within forty-five (45) days of the Company's notice. All rights under this Section 2.3 shall expire upon the first purchase and sale of additional shares of Preferred pursuant to this Section 2.3, whether at the election of the Purchaser or the Company.

         2.4 DELIVERY. At each Closing, the Company will deliver to Purchaser a certificate or certificates registered in Purchaser's name representing the number of Shares set forth in Section 2.2 and 2.3 above to be purchased by such Purchaser at the Closing, against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Exceptions to Representations and Warranties attached hereto as Exhibit B (the "Schedule of Exceptions"), the Company represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted or as proposed to be conducted.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Series C Preferred, and to carry out and perform its obligations under the terms of this Agreement.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 3,355,677 shares are issued and outstanding immediately prior to the Closing and 17,787,500 shares of Preferred Stock, 5,000,000 of which are designated as Series A Preferred Stock (the "Series A Preferred") and 4,902,919 of which are issued and outstanding immediately prior to the Closing, 10,037,500 of which are designated Series B Preferred, 10,037,500 of which are outstanding immediately prior to the Closing and 2,750,000 shares of Preferred Stock shall be designated Series C Preferred Stock, none of which are outstanding immediately prior to the Closing. The Company has reserved 2,000,000 shares of its Common Stock for issuance under plans or arrangements approved by the Board of Directors to employees, officers, or directors of, or consultants to, the Company. There are currently 1,586,112 shares of Common Stock issuable upon the exercise of outstanding options which were granted, subject to vesting restrictions, to employees, consultants, directors and members of the Scientific Advisory Board of the Company pursuant to the Company's 1988 Stock Option Plan. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 2,750,000 shares of Series C Preferred for issuance hereunder and an appropriate number of shares of Common Stock as may be deemed necessary for issuance upon conversion of the Series A Preferred, Series B Preferred and Series C Preferred. The Series C Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles. Except as set forth herein and in the Schedule of Exceptions, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

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
         3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Series C Preferred (and the Common Stock issuable upon conversion of the Series C Preferred), and the performance of all of the Company's obligations hereunder has been taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions of Section 8.10 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series C Preferred, when issued in compliance with the provisions of this Agreement and the Restated Articles, will be validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges described in the Restated Articles. The Common Stock issuable upon conversion of the Series C Preferred has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Articles, will be validly issued, fully paid and nonassessable; and the Series C Preferred and such Common Stock will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Series C Preferred and the Common Stock issuable upon conversion of the Series C Preferred may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Series C Preferred and Common Stock issuable upon conversion of the Series C Preferred is not subject to any preemptive rights or rights of first refusal which have not been waived.

         3.6 MATERIAL CONTRACTS AND COMMITMENTS. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, there are no material contracts, agreements and instruments to which the Company is a party. The agreements referred to above are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms. Brent Constantz has transferred to the Company his proprietary rights to the technology to modulate the growth and morphology of crystals in a manner similar to the processes of skeletal growth, together with all other proprietary rights and technology and intellectual property necessary for the conduct of the business of the Company as proposed.

         3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to the proprietary technology which was transferred to the Company by Brent Constantz. The Company has good and marketable title to its other properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business.

         3.8 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Articles of Incorporation or By-Laws. The Company is not in violation in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company in which such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Series C Preferred and the Common Stock issuable upon conversion of the Series C Preferred, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under any of the foregoing nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company. There is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

         3.9 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any threat thereof or basis therefor). The Company is not currently subject to any judgment, writ, decree or order of any court or governmental agency. The Company has no current plans to initiate any litigation or dispute resolution proceedings against any third parties.

         3.10 EMPLOYEES. Each employee of the Company has executed a proprietary information agreement, the form of which is attached hereto as Exhibit D. To the best of the Company's knowledge and after due investigation, no employee of the Company is or is now expected to be in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company. To the best of the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim with respect to any contract or agreement referred to in the preceding sentence (nor to the best of the Company's knowledge, is there any threat thereof or basis therefor). To the best of the Company's knowledge and after due investigation, its employees have not improperly used and are not making or expected to make improper use of any confidential information, trade secrets or intellectual property of others including, without limitation, those of any former employer, and, to the best of the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim with respect to the foregoing.

         3.11 REGISTRATION RIGHTS. Except as set forth in this Agreement, the Company is not under any contractual obligation to register (as defined in Section 8.2 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.12 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series C Preferred (and the Common Stock issuable upon conversion of the Series C Preferred), or the consummation of any other transaction contemplated hereby, except (a) filing of the Restated Articles in the office of the California Secretary of State (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series C Preferred (and the Common Stock issuable upon conversion of the Series C Preferred) under the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.13 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Series C Preferred to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Series C Preferred, constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.14 BROKERS OR FINDERS; OTHER OFFERS. Neither the Company nor the Purchaser has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company (assuming that no unilateral action is taken by the Purchaser), any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.15 PATENTS, TRADEMARKS, LICENSES. Except as disclosed in the Schedule of Exceptions the Company has sufficient title and ownership of patents, copyrights, trademarks, trade secrets, and all other proprietary rights needed to conduct its business as proposed to be conducted.

         There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, copyrights, trademarks, trade secrets or proprietary rights and processes of any other person or entity.

         There are no pending infringement claims regarding any third party's patents, copyrights, trademarks, trade secrets or proprietary rights and processes against the Company nor, to the best of the Company's knowledge, is there any threat thereof or basis therefor. To the best of the Company's knowledge, the Company is not infringing upon or otherwise acting adversely to, and will not, by conducting its business as presently conducted, infringe upon or otherwise act adversely to, the right or claimed right of any other person with respect to any of the foregoing. The Company is not aware of any violation by a third party of any of its patents, copyrights, trademarks, trade secrets or other proprietary rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its proprietary information.

         3.16 FINANCIAL STATEMENTS. Purchaser has been furnished copies of (i) the Company's audited balance sheet as of February 28, 1990 and the Company's audited income statement and statement of changes in financial position for the twelve-month period ended February 28, 1990 and (ii) the Company's unaudited balance sheet as of May 31, 1990 and the Company's unaudited income statement and statement of changes in financial position for the three month period ended May 31, 1990 (collectively the "Financial Statements"). The Financial Statements are prepared in accordance with generally accepted accounting principles and fairly represent the financial position of the Company as of their respective dates and the results of its operations for the periods then ended.

         3.17 AGREEMENTS WITH PRINCIPALS. Except for agreements explicitly contemplated hereby and restricted stock purchase agreements between the Company and several employees of the Company: (i) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, and (ii) no officer, director or affiliate is indebted to the Company nor is the Company indebted to any of them.

         3.18 MINUTE BOOKS. The minute books of the Company provided to counsel for the Purchaser for review contain a complete summary of all meetings of and actions by directors and shareholders of the Company from the time of its incorporation to the date of such review and reflect all transactions referred to in such minutes accurately in all material respects.

         3.19 DISCLOSURE. To the best of the Company's knowledge, this Agreement with the Exhibits hereto and the Company's disclosures to Purchaser when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or made by the Company not misleading in light of the circumstances under which they were made. Any financial projections disclosed were prepared in good faith; however, the Company does not warrant that it will achieve any financial projections. Any assumptions used for projections are materially correct and unchanged as of the date hereof, provided, however, that no warranty or representation is given as to opinions, forecasts, or other non-factual matters. The Company has provided the Purchaser with all the information which such Purchaser has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Purchaser to make such decision.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

         4.1 ACCREDITED INVESTOR. It is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

         4.2 INVESTMENT. It is acquiring the Series C Preferred and the underlying securities for investment for its own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. It understands that the securities to be purchased and the underlying securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Series C Preferred and the underlying securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Company's securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company were intended to describe certain aspects of the Company's business and prospects but were not an exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of Section 3 herein or the right of the Purchasers to rely thereon.

         4.6 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of Section 8.10 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. Except as disclosed in the Schedule of Exceptions, neither the Company nor the Purchaser has incurred, directly or indirectly, as a result of any action taken by the Purchaser (assuming that no unilateral action is taken by the Company), any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

         5.1 FIRST CLOSING. The Purchaser's obligations to purchase the Shares at the First Closing are, at the option of the Purchaser, subject to the fulfillment of the following conditions:

             (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the First Closing Date.

             (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Closing Date shall have been performed or complied with in all material respects.

             (c) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company in the form of Exhibit D hereto, executed by the Chief Financial Officer of the Company, dated the First Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b) of this Agreement.

             (d) State Securities Laws. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series C Preferred and the Common Stock issuable upon conversion of the Series C Preferred.

             (e) Restated Articles of Incorporation. The Restated Articles shall have been filed with the California Secretary of State.

             (f) Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Purchaser.

             (g) Opinion of Counsel. The Company shall have delivered to the Purchaser an opinion of counsel in the form attached hereto as Exhibit E.

             (h) Modification Agreement. Concurrently with the First Closing, all persons with both registration rights and rights of first refusal prior to the Closing will execute a Modification Agreement attached hereto as Exhibit F (the "Modification

Agreement") agreeing to, among other things, the provisions of Sections 8, 9 and
11.4 hereof.

             (i) Development Agreement. The Company and Purchaser shall have executed a Development Agreement substantially in the form of Exhibit G.

             (j) License Agreement. The Company and the Purchaser shall have executed a License Agreement in substantially the form of Exhibit H.

         5.2 SECOND CLOSING. The Purchaser's obligations to purchase the Shares at the Second Closing are, at the option of the Purchaser, subject only to the fulfillment of the following conditions:

             (a) Representations and Warranties at First Closing Date. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the First Closing Date.

             (b) Representations and Warranties at Second Closing. The representations and warranties made by the Company in the following Sections (or portions thereof) shall be true and correct in all material respects as of the Second Closing Date: 3.1, 3.2, 3.5, 3.12, 3.13, the third sentence of Section 3.6, the first sentence of Section 3.7 and the first and third sentences of
Section 3.8.

             (c) Compliance Certificate. The Company shall have delivered to Purchaser a certificate of the Company executed by the Chief Financial Officer of the Company, dated the Second Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.2(a) and 5.2(b).

             (d) No Bankruptcy Proceedings. As of the Second Closing, the Company shall not have (i) ceased the conduct of its business, (ii) had appointed a receiver, custodian, trustee or liquidator for a substantial portion of its assets for the purpose of satisfying creditor claims, (iii) made a general assignment for the benefit of its creditors, (iv) be the subject of a voluntary case under the United Stated Bankruptcy Code; or (v) have pending a voluntary or involuntary petition under any law pertaining to the bankruptcy or insolvency of the Company for the purposes of satisfying creditor claims; provided that if an involuntary petition against the Company as described in clause (v) is dismissed within ninety (90) days after the Second Closing Date, such condition shall be deemed to be satisfied.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         6.1 FIRST CLOSING. The Company's obligation to sell and issue the Shares at the First Closing Date is, at the option of the Company, subject to the fulfillment as of the First Closing Date of the following conditions:

             (a) Representations. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date.

             (b) State Securities Laws. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series C Preferred and the Common Stock issuable upon conversion of the Series C Preferred.

             (c) Restated Articles of Incorporation. The Restated Articles shall have been filed with the California Secretary of State.

             (d) Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

             (e) Modification Agreement. Concurrently with the Closing, all persons with both registration rights and rights of first refusal prior to the Closing will execute the Modification Agreement attached hereto as Exhibit F agreeing to, among other things, the provisions of Sections 8, 9 and 11.4 hereof.

             (f) Development Agreement. The Company and Purchaser shall have executed a Development Agreement substantially in the form of Exhibit G.

             (g) License Agreement. The Company and the Purchaser shall have executed a License Agreement in substantially the form of Exhibit H.

             (h) Standstill Agreement. The Company and the Purchaser shall have executed a Standstill Agreement in substantially the form of Exhibit I.

         6.2 SECOND CLOSING. The Company's obligation to sell and issue the Shares at the Second Closing Date is, at the option of the Company, subject to the fulfillment as of the Second Closing Date of the following conditions:

             (a) First Closing. The First Closing shall have occurred.

             (b) Representations. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Second Closing Date.

             (c) State Securities Laws. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series C Preferred and the Common Stock issuable upon conversion of the Series C Preferred.

             (d) Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

                                    SECTION 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. The Company will mail the following reports to the Purchaser for so long as (i) Purchaser is a holder of any shares of Series C Preferred or Common Stock issued upon conversion of the Series C Preferred with respect to subparagraph (a) and (b) below, and (ii) Purchaser is a holder of at least 500,000 shares of Series C Preferred and/or Common Stock issued upon conversion of the Series C Preferred with respect to subparagraph
(c) below:

             (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

             (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

             (c) As soon as practicable after the end of each month, and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income for such month, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company and, as soon as available after the end of each fiscal year, an annual budget for the next succeeding fiscal year.

         7.2 TERMINATION OF COVENANTS. The covenants set forth in Section 7.1 shall terminate and be of no further force or effect at the closing of a firm commitment underwritten public offering of the Company's capital stock pursuant to an effective registration statement under the Securities Act.

         7.3 TRANSFER OF INFORMATION RIGHTS. The rights to cause the Company to provide information as described in Section 7.1 above may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Series C Preferred or Common Stock issued upon conversion of such Series C Preferred, provided that such assignee or transferee
(i) acquires at least 50,000 shares of such securities or all such securities held by such transferror, or (ii) receives such securities pursuant to a distribution to beneficial owners without consideration.

         7.4 PROPRIETARY INFORMATION AGREEMENTS. All employees of and consultants to the Company having access to the Company's proprietary and confidential information shall execute proprietary information agreements with the Company containing substantive provisions substantially similar to those set forth in Exhibit C hereto.

         7.5 KEY MAN INSURANCE. The Company shall maintain a key-man insurance policy on the life of Brent Constantz, with the Company designated as beneficiary, in the amount of $1,000,000. In addition, the Company shall maintain a key-man life insurance policy on the life of Donald Caddes, in such amount as the Board of Directors of the Company determines it is appropriate.

         7.6 BOARD OF DIRECTORS. Subject to Section 10.2 as long as Purchaser continues to hold at least 80% of the total Series C Preferred Stock purchased at the First Closing, and the Second Closing, Purchaser shall be entitled to elect a member of the Board of Directors of the Company, which member shall be reasonably acceptable to the Company. In the event that the Board member is not present at a board meeting or if Purchaser chooses not to elect a member of the Board of Directors, Purchaser shall be entitled to receive notice of such meetings and to have a representative of Purchaser observe such meetings, which observer shall be reasonably acceptable to the Company. Purchaser acknowledges that the rights granted herein shall be subject to the Board's fiduciary obligations relating to confidentiality and conflicts of interest.

                                    SECTION 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;

               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

         8.1 RESTRICTIONS ON TRANSFERABILITY. The Series A Preferred, Series B Preferred, and Series C Preferred and the Conversion Stock (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Series C Preferred or the Conversion Stock held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

             "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Series A Preferred, the Series B Preferred, and the Series C Preferred.

             "Holder" shall mean any holder of Registrable Securities and any person holding Registrable Securities to whom the rights under this Section 8 have been transferred in accordance with Section 8.13 hereof.

             "Initiating Holders" shall mean any Holders who in the aggregate are Holders of at least 40% of the Registrable Securities.

             "Registrable Securities" means (i) the Conversion Stock; and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Series A Preferred, Series B Preferred, or Series C Preferred upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to such securities; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) transferred without concurrent transfer of registration rights pursuant to Section 8.13.

             The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

             "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 8.5, 8.6 and 8.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and exclusive of underwriting discounts and commissions and exclusive of legal fees and expenses for counsel to the Holders).

             "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

             "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

         8.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Series A Preferred, Series B Preferred and Series C Preferred, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Series A Preferred, Series B Preferred, Series C Preferred or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER COMPLIES WITH THE PROVISIONS OF RULE 144 UNDER THE ACT IN THE OPINION OF COUNSEL TO THE COMPANY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

             Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Preferred, Series B Preferred, Series C Preferred or the Conversion Stock in order to implement the restrictions on transfer established in this Section 8.

             Any legend endorsed on a certificate as described above shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act or if a notification under Regulation A of the Securities Act is in effect with respect thereto, or if such security may be sold under Rule 144(k) of the Commission under the Securities Act.

         8.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, except in the case of (i) a transfer not involving a change in beneficial ownership, (ii) a transfer which complies with the provisions of Rule 144 under the Securities Act in the opinion of counsel to the Company, or (iii) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, retired partners, or to the estate of any of its partners or retired partners, or to such holder's spouse, siblings, spouse of such siblings, ancestors and descendants and any trust established solely for such holder's benefit or for the benefit of such holder's spouse, siblings, ancestors and/or descendants, at such holder's expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         8.5 REQUESTED REGISTRATION.

             (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to such Initiating Holders' Registrable Securities where the reasonably anticipated aggregate offering price to the public, net of underwriting discounts and commissions, would exceed $2,500,000, the Company shall:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

         Provided, however, that the Company shall not be obligated to file a registration statement to effect any such registration, qualification or compliance pursuant to this Section 8.5:

                 (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                 (B) Prior to six months after the effective date of the Company's first registered public offering of its stock;

                 (C) Starting on a date sixty (60) days prior to and ending on a date six months immediately following the effective date of any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                 (D) After (i) the Company has effected two such registrations pursuant to this Section 8.5 and (ii) such registrations have been declared or ordered effective; or

                 (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 8.5 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders.

         Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable

Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

             (b) Underwriting. In the event that the Initiating Holders specify that a registration pursuant to Section 8.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 8.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 8.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of nationally recognized standing selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 8.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities who have elected to participate in such offering and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 120 days after the effective date of such registration, or such other shorter period of time as the underwriters may permit. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation then imposed by the underwriters), then the Company shall offer to all Holders, if any, whose shares have been excluded from the registration by the terms of this paragraph, the right to include additional Registrable Securities in the same proportion used in determining the underwriter limita-tion in this Section 8.5(b) up to the limitation then imposed by the Underwriters.

         8.6 COMPANY REGISTRATION.

             (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                 (i)  promptly give to each Holder written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder.

             (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

                 All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. Any such exclusion shall apply pro rata to all Holders, but the foregoing shall not be interpreted to require any cutback in the number of shares to be sold by the Company in such an offering. Notwithstanding the above, in the event of an offering other than the Company's initial public offering, the number of Registrable Securities included in such offering shall not be reduced to less than 30% of the shares to be offered in such offering.

                 The Company shall advise all Holders and other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders at the time of filing the registration statement. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation then imposed by the underwriters), then the Company shall offer to all Holders, if any, whose shares have been excluded from the registration by the terms of this paragraph, the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section up to the limitation then imposed by the Underwriters.

             (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 8.6 prior to the effectiveness of such registration whether or not any Holder elected to include securities in such registration.

         8.7 REGISTRATION ON FORM S-3.

             (a) If a Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this
Section 8.7. The substantive provisions of Section 8.5(b) shall be applicable to each registration initiated under this Section 8.7. The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 8.7 and shall provide a reasonable opportunity for other Holders to participate in the registration.

             (b) Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement pursuant to this Section 8.7:

                 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                 (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees);

                 (iii) starting with a date sixty (60) days prior to, and ending on a date six months immediately following, the effective date of any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                 (iv) if the shares proposed to be sold can be sold pursuant to Rule 144 within a three month period of the date of the request for a registration under this Section 8.7; or

                 (v) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

         8.8 EXPENSES OF REGISTRATION.

             (a) All Registration Expenses incurred in connection with all registrations pursuant to Sections 8.5 and 8.6 shall be borne by the Company. Unless otherwise stated, all Selling

Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. In the event that the Company elects to register Registrable Securities under Section 8.5 on a Form S-3, all Registration Expenses incurred in connection with such registration shall be borne by the Company.

              (b) All Registration Expenses and Selling Expenses incurred in connection with a registration pursuant to Section 8.7 shall be borne pro rata by the Holder or Holders participating in the registration according to the number of Registrable Securities included in such registration.

         8.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof, including any stop order or other proceeding initiated with respect to such offering. At its expense the Company will:

              (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 120 days or until the distribution described in the Registration Statement has been completed, whichever first occurs; and

              (b) Furnish to the Holders participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request.

          8.10    INDEMNIFICATION.

              (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities law or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

              (c) Each party entitled to indemnification under this Section 8.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         8.11 INFORMATION BY HOLDER. Each Holder holding Registrable Securities included in any registration shall furnish to the Company such information regarding such Registrable Securities held by them and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

              (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

              (c) So long as a Purchaser owns any Restricted Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

         8.13 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 50,000 shares of Registrable Securi-ties, (iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Section 8. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of a Purchaser or to such Purchaser's spouse, siblings, spouse of such siblings, ancestors and descendants and any trust established solely for such Purchaser's benefit or for the benefit of such Purchaser's spouse, siblings, ancestors and/or descendants, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

         8.14 LOCKUP AGREEMENT. Each holder of Registrable Securities and each transferee pursuant to Section 8 hereof agrees, in connection with any registration of the Company's securities, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriter, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify. The holders of Registrable Securities agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 8.14.

                                    SECTION 9

                             RIGHT OF FIRST REFUSAL

         9.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each holder of Series A Preferred, Series B Preferred and Series C Preferred (collectively, the "Rights Holders") the right of first refusal to purchase, pro rata, a portion of "New Securities" (as defined in this Section 9.1) that the Company may, from time to time, propose to sell and issue. Each Rights Holder's pro rata share, for purposes of this right of first refusal, is the ratio of (X) the number of shares of Common Stock owned or issuable upon the conversion of the Series A Preferred, Series B Preferred and/or Series C Preferred owned by such Rights Holder immediately after the last Closing pursuant to this Agreement to
(Y) the total number of shares of Common Stock outstanding or issuable upon the conversion of all outstanding Series A Preferred, Series B Preferred and Series C Preferred immediately after the last Closing pursuant to this Agreement, provided, however, that notwithstanding any other provision of this Section 9.1, in no event shall this right of first refusal permit a Purchaser to purchase a number of shares which would result in such Purchaser's percentage equity interest in the Company after such issuance of New Securities being in excess of the percentage equity interest of the Purchaser in the Company immediately after the last Closing pursuant to this Agreement. This right of first refusal shall be subject to the following provisions:

             (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                 (i) up to 2,000,000 shares of Common Stock, or options to purchase shares of Common Stock, issued or granted to officers, directors, employees, consultants and Scientific Advisory Board members of the Company pursuant to stock and option plans or arrangements approved by the Board of Directors;

                 (ii) shares of Common Stock issuable upon conversion of any of the Company's Series A Preferred, Series B Preferred or Series C Preferred;

                 (iii) securities of the Company offered to the public pursuant to a registration statement filed under the Securities Act;

                 (iv) securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such other corporation;

                 (v) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; or

                 (vi) the shares of Series C Preferred issued pursuant to this Agreement.

             (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Rights Holder shall have ten (10) business days from the date such notice is given to agree to purchase its pro rata share of such New Securities at the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

             (c) In the event that the Rights Holders' aggregate pro rata exercised portion is less than the amount of New Securities proposed to be issued in the notice referred to above, the Company shall have sixty (60) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) with the New Securities respecting which the Rights Holders' rights were not exercised at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rights Holders in the manner provided above.

             (d) The right of first refusal granted under this Agreement shall expire upon the closing of the Company's initial public offering pursuant to a registration statement filed and declared effective under the Securities Act.

             (e) This right of first refusal is nonassignable.

             (f) This right of first refusal shall not apply to Rights Holders who no longer own any shares of Series A Preferred, Series B Preferred, Series C Preferred or Common Stock issuable upon conversion thereof as of the date of the notice referred to above.

                                   SECTION 10

                           RIGHT OF FIRST NEGOTIATION

        10.1 RIGHT OF FIRST NEGOTIATION. In the event the Board of Directors of the Company shall decide to commence discussions with any party with respect to the sale of the Company whether through merger, stock exchange or sale of all or substantially all of its assets (a "Transaction"), the Company shall promptly provide Purchaser with notice of such decision in writing and shall negotiate with Purchaser with respect to such Transaction for a period not to exceed 60 days from the date of notice to Purchaser, provided, however, that during such period the Company shall not be precluded from concurrently negotiating with respect to such Transaction with any third party. In the event that Purchaser and the Company do not reach a written agreement in principle (subject to necessary corporate approvals) with respect to the major terms of such Transaction within such 60 day period, or in the event a Transaction is not consummated within 60 days from the date a written agreement in principle is reached, the Company shall be free to consummate any Transaction it deems appropriate without further obligation or notice to Purchaser.

         10.2 TERMINATION OF RIGHTS. The rights provided in Sections 7.6 and
10.1 hereof shall terminate (i) in the event Purchaser does not purchase the additional shares of Preferred Stock (whether at the election of the Purchaser or the Company) pursuant to Section 2.3 above (ii) in the event the exclusive license granted by the Company pursuant to the License Agreement becomes non-exclusive, (iii) upon termination of the License Agreement, or (iv) upon the consummation of a Transaction (as defined in Section 10.1).

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California.

         11.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

         11.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Series C Preferred shall not be assignable without the consent of the Company.

         11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that (i) holders of a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred may, with the Company's prior written consent, waive, modify or amend on behalf of all such holders, any provisions hereof other than the provisions of Sections 8, 9 and clause (ii) of this Section 11.4 hereof, and
(ii) holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred,

Series B Preferred and Series C Preferred may, with the Company's prior written consent, waive, modify or amend on behalf of all such holders, the provisions of Sections 8, 9 and clause (ii) of this Section 11.4 hereof.

         11.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at Purchaser's address set forth on the cover page of this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished in writing to the Purchaser.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         11.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including said party's successors and assigns as defined in Section 10.3) upon any breach or default of any other party to this Agreement (including said party's successors and assigns as defined in Section 10.3) under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         11.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         11.8 EXPENSES. The Company and Purchaser each shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         11.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         11.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"                                   NORIAN CORPORATION,
                                            a California corporation

                                            By: ________________________________
                                                Donald E. Caddes, President

"PURCHASER"                                 PFIZER HOSPITAL PRODUCTS GROUP, INC.

                                            ____________________________________
                                            (Signature)

                                            ____________________________________
                                            (Print name and title of signatory,
                                            if applicable)